Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Second Quarter 2018 Financial Results

•	Sales of $596 million grew 7% as reported and 5% in constant currency

•	Growth across all end markets with strong TA performance

•	Strong growth from China, partially offset by softness in the U.S.

•	GAAP EPS increased 21% to $1.98; non-GAAP EPS increased 11% to $1.95

Milford, Mass., July 24, 2018 - Waters Corporation (NYSE: WAT) today announced second quarter 2018 sales of $596 million, a 7% increase as reported, versus sales of $558 million for the second quarter of 2017. Foreign currency translation increased sales growth by approximately 2% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the second quarter increased 21% to $1.98, compared to $1.63 for the second quarter of 2017. On a non-GAAP basis, EPS for the second quarter increased 11% to $1.95, compared to $1.76 for the second quarter of 2017. A description and reconciliation of GAAP to non-GAAP results appear in the table below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities for the second quarter of 2018 decreased to $101 million from $177 million for the second quarter of 2017. On a non-GAAP basis, adjusted free cash flow decreased to $144 million from $159 million for the second quarter of 2017.

For the first half of 2018, the Company’s sales were $1,127 million, up 7% as reported, compared with sales of $1,056 million in the first half of 2017. Foreign currency translation increased sales growth by approximately 4% during the first half of 2018. On a GAAP basis, EPS for the first half of 2018 was up 15% to $3.39, compared to $2.94 for the first half of 2017. On a non-GAAP basis and including adjustments in the attached reconciliation, EPS increased 10% to $3.54 in 2018 as compared to $3.22 for the first half of 2017. On a GAAP basis, net cash provided by operating activities for the first half of 2018 decreased to $277 million from $351 million for the first half of 2017. On a non-GAAP basis, adjusted free cash flow decreased to $304 million from $316 million for the first half of 2017.

Commenting on the Company’s performance, Chris O’Connell, Chairman and Chief Executive Officer, said, “We are pleased that we saw sequential improvement in our second quarter results, highlighted by strong growth in China, our TA product line, and our recurring revenues. In addition, we delivered meaningful operating leverage, which enabled us to achieve double-digit earnings per share growth. Our second quarter results give us confidence in the ongoing growth trajectory of our business.”

Unless otherwise noted, sales growth and decline percentages are presented on an as reported basis and are the same as the sales growth and decline percentages presented on a constant currency basis, as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant currency growth rates found below.

During the second quarter of 2018, sales into the pharmaceutical market grew 6% as reported and 4% in constant currency, sales into the industrial market grew 5% as reported and 3% in constant currency, and sales into the governmental and academic markets grew 16% as reported and 13% in constant currency. During the first half of 2018, sales into the pharmaceutical market grew 7% as reported and 4% in constant currency, sales into the industrial market grew 3% as reported and were flat in constant currency, and sales into the governmental and academic markets grew 13% as reported and 10% in constant currency.

During the second quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, grew 11% as reported and 8% in constant currency, while instrument system sales grew 3% as reported and 2% in constant currency. For the first half of 2018, recurring revenues grew 11% as reported and 7% in constant currency, while instrument system sales grew 2% as reported and were flat in constant currency.

Geographically, sales in Asia during the quarter grew 10% as reported and 8% in constant currency, sales in Europe grew 10% as reported and 5% in constant currency, and sales in the Americas grew 1%, while U.S. sales declined 2%. For the first half of 2018, sales in Asia grew 6% as reported and 4% in constant currency, sales in Europe grew 13% as reported and 4% in constant currency, and sales in the Americas grew 2%, with U.S. sales also growing 2%.

Third Quarter and Fiscal Year 2018 Financial Outlook

Waters Corporation expects third quarter 2018 constant currency sales growth to be in a range of 4% to 6%, and, as of today, currency translation is expected to decrease third quarter sales growth by approximately 1% to 2%. The Company also expects third quarter 2018 non-GAAP earnings per fully diluted share to be in the range of $1.85 to $1.95. Please refer to the table below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the third quarter.

The Company maintains its full-year 2018 guidance for constant currency sales growth in the range of 4% to 6%. As of today, currency translation is expected to increase 2018 sales growth by less than 1%. The Company is revising its guidance for full-year 2018 non-GAAP earnings per fully diluted share to the range of $8.05 to $8.20, from the prior guidance range of $8.10 to $8.30. Please refer to the table below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full year.

Conference Call

Waters Corporation will webcast its second quarter 2018 financial results conference call today, July 24, 2018 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors,” and click on the “Live Webcast.” A replay will be available through July 31, 2018 at midnight Eastern Time on the same website by webcast and also by phone at 402-661-5143.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for nearly 60 years. With approximately 7,000 employees worldwide, Waters operates directly in 31 countries, including 15 manufacturing facilities, with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors from economic, sovereign and political uncertainties; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; impact of the newly enacted tax reform legislation in the U.S.; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$596,219	$558,250	$1,126,889	$1,056,219
Costs and operating expenses:
Cost of sales	243,135	229,627	464,556	440,722
Selling and administrative expenses	136,645	130,093	267,052	260,766
Research and development expenses	35,644	32,937	70,124	63,689
Litigation provision (settlement)	—	10,018	(1,672)	10,018
Purchased intangibles amortization	1,602	1,693	3,261	3,422
Acquired in-process research and development	—	—	—	5,000
Operating income	179,193	153,882	323,568	272,602
Other (expense) income*	(1,828)	(97)	(1,482)	52
Interest expense, net	(2,804)	(5,713)	(6,976)	(11,095)
Income from operations before income taxes	174,561	148,072	315,110	261,559
Provision for income taxes**	18,884	16,250	47,482	24,180
Net income	$155,677	$131,822	$267,628	$237,379
Net income per basic common share	$2.00	$1.65	$3.42	$2.97
Weighted-average number of basic common shares	77,833	79,979	78,330	80,029
Net income per diluted common share	$1.98	$1.63	$3.39	$2.94
Weighted-average number of diluted common shares and equivalents	78,438	80,756	79,041	80,769

*	The Company adopted new accounting guidance which requires that an employer disaggregate the service cost component from other components of net benefit cost. As a result of the adoption of this standard, the components of net periodic benefit cost other than the service cost component are included in other (expense) income in the consolidated statements of operations and all previous periods have been adjusted accordingly.
**	The provision for income taxes for the three and six months ended June 30, 2018 includes a $9 million benefit and a $4 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed on December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of June 30, 2018.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended June 30, 2018 and July 1, 2017

(In thousands)

	Three Months Ended		Percent	Current Period Currency	Constant Currency
	June 30, 2018	July 1, 2017	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT
Waters	$527,305	$497,780	6%	$10,067	4%
TA	68,914	60,470	14%	1,217	12%

Total	$596,219	$558,250	7%	$11,284	5%

NET SALES - PRODUCTS & SERVICES
Instruments	$289,740	$282,014	3%	$3,349	2%
Service	207,350	185,412	12%	5,391	9%
Chemistry	99,129	90,824	9%	2,544	6%

Total Recurring	306,479	276,236	11%	7,935	8%

Total	$596,219	$558,250	7%	$11,284	5%

NET SALES - GEOGRAPHY
Asia	$236,905	$215,703	10%	$3,285	8%
Americas	198,126	196,586	1%	299	1%
Europe	161,188	145,961	10%	7,700	5%

Total	$596,219	$558,250	7%	$11,284	5%

NET SALES - MARKETS
Pharmaceutical	$338,354	$319,650	6%	$6,228	4%
Industrial	183,664	174,531	5%	3,078	3%
Governmental & Academic	74,201	64,069	16%	1,978	13%

Total	$596,219	$558,250	7%	$11,284	5%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Six Months Ended June 30, 2018 and July 1, 2017

(In thousands)

	Six Months Ended		Percent	Current Period Currency	Constant Currency
	June 30, 2018	July 1, 2017	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT
Waters	$998,451	$941,206	6%	$32,218	3%
TA	128,438	115,013	12%	2,932	9%

Total	$1,126,889	$1,056,219	7%	$35,150	3%

NET SALES - PRODUCTS & SERVICES
Instruments	$530,147	$518,407	2%	$13,050	—
Service	398,903	359,085	11%	14,755	7%
Chemistry	197,839	178,727	11%	7,345	7%

Total Recurring	596,742	537,812	11%	22,100	7%

Total	$1,126,889	$1,056,219	7%	$35,150	3%

NET SALES - GEOGRAPHY
Asia	$437,185	$410,809	6%	$9,374	4%
Americas	379,836	371,236	2%	717	2%
Europe	309,868	274,174	13%	25,059	4%

Total	$1,126,889	$1,056,219	7%	$35,150	3%

NET SALES - MARKETS
Pharmaceutical	$643,682	$599,460	7%	$22,013	4%
Industrial	345,994	335,834	3%	9,198	—
Governmental & Academic	137,213	120,925	13%	3,939	10%

Total	$1,126,889	$1,056,219	7%	$35,150	3%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Quarters and Six Months Ended June 30, 2018 and July 1, 2017

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses(a)	Operating Income	Operating Income Percentage	Other (Expense) Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Quarter Ended June 30, 2018
GAAP	$138,247	$35,644	$179,193	30.1%	$(1,828)	$174,561	$18,884	$155,677	$1.98
Adjustments:
Purchased intangibles amortization (b)	(1,602)	—	1,602	0.3%	—	1,602	304	1,298	0.02
Restructuring costs and certain other items (c)	(1,189)	—	1,189	0.2%	—	1,189	260	929	0.01
Pension termination (d)	—	—	—	—	2,165	2,165	520	1,645	0.02
Tax reform (h)	—	—	—	—	—	—	8,573	(8,573)	(0.11)
Certain income tax items (e)	—	—	—	—	—	—	(1,993)	1,993	0.03

Adjusted Non-GAAP	$135,456	$35,644	$181,984	30.5%	$337	$179,517	$26,548	$152,969	$1.95

Quarter Ended July 1, 2017
GAAP	$141,804	$32,937	$153,882	27.6%	$(97)	$148,072	$16,250	$131,822	$1.63
Adjustments:
Purchased intangibles amortization (b)	(1,693)	—	1,693	0.3%	—	1,693	449	1,244	0.02
Restructuring costs and certain other items (c)	(1,663)	—	1,663	0.3%	—	1,663	735	928	0.01
Litigation provisions (f)	(10,018)	—	10,018	1.8%		10,018	3,757	6,261	0.08
Certain income tax items (e)	—	—	—	—	—	—	(1,972)	1,972	0.02

Adjusted Non-GAAP	$128,430	$32,937	$167,256	30.0%	$(97)	$161,446	$19,219	$142,227	$1.76

Six Months Ended June 30, 2018
GAAP	$268,641	$70,124	$323,568	28.7%	$(1,482)	$315,110	$47,482	$267,628	$3.39
Adjustments:
Purchased intangibles amortization (b)	(3,261)	—	3,261	0.3%	—	3,261	506	2,755	0.03
Restructuring costs and certain other items (c)	(1,757)	—	1,757	0.2%	—	1,757	392	1,365	0.02
Pension termination (d)	—	—	—	—	2,165	2,165	520	1,645	0.02
Litigation settlement (f)	1,672	—	(1,672)	(0.1%)	—	(1,672)	(401)	(1,271)	(0.02)
Stock award modification (g)	(1,014)	—	1,014	0.1%	—	1,014	243	771	0.01
Tax reform (h)	—	—	—	—	—	—	(3,877)	3,877	0.05
Certain income tax items (e)	—	—	—	—	—	—	(2,685)	2,685	0.03

Adjusted Non-GAAP	$264,281	$70,124	$327,928	29.1%	$683	$321,635	$42,180	$279,455	$3.54

Six Months Ended July 1, 2017
GAAP	$274,206	$68,689	$272,602	25.8%	$52	$261,559	$24,180	$237,379	$2.94
Adjustments:
Purchased intangibles amortization (b)	(3,422)	—	3,422	0.3%	—	3,422	922	2,500	0.03
Restructuring costs and certain other items (c)	(11,011)	—	11,011	1.0%	—	11,011	3,794	7,217	0.09
Litigation provisions (f)	(10,018)	—	10,018	0.9%	—	10,018	3,757	6,261	0.08
Acquired in-process research and development (i)	—	(5,000)	5,000	0.5%	—	5,000	962	4,038	0.05
Certain income tax items (e)	—	—	—	—	—	—	(2,447)	2,447	0.03

Adjusted Non-GAAP	$249,755	$63,689	$302,053	28.6%	$52	$291,010	$31,168	$259,842	$3.22

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions. Research & development expenses include acquired in-process research and development.
(b)	The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.
(c)	Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.
(d)	The pension expense associated with terminating a frozen defined benefit pension plan was excluded as the Company believes these expenses are not indicative of normal operating costs.
(e)	Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.
(f)	Litigation provisions and settlement gain were excluded as these costs are isolated, unpredictable and not expected to recur regularly.
(g)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.
(h)	The provision for income taxes for the three and six months ended June 30, 2018 includes a $9 million benefit and a $4 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed on December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of June 30, 2018. The impact of the tax on the change in foreign currency exchange rates was excluded as the Company believes this expense is not indicative of the Company’s normal or future income tax expense.
(i)	Acquired In-Process Research and Development was excluded as it relates to milestone payments associated with a licensing arrangement for mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	June 30, 2018	December 31, 2017
Cash, cash equivalents and investments	$2,248,493	$3,393,701
Accounts receivable	492,826	533,825
Inventories	299,595	270,294
Property, plant and equipment, net	335,709	349,278
Intangible assets, net	218,175	228,395
Goodwill	357,507	359,819
Other assets	205,439	189,042
Total assets	$4,157,744	$5,324,354
Notes payable and debt	$1,148,450	$1,997,774
Other liabilities	1,034,200	1,092,792
Total liabilities	2,182,650	3,090,566
Total equity	1,975,094	2,233,788
Total liabilities and equity	$4,157,744	$5,324,354

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Six Months Ended June 30, 2018 and July 1, 2017

(In thousands and unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Cash flows from operating activities:
Net income	$155,677	$131,822	$267,628	$237,379
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,079	9,139	18,971	17,794
Depreciation and amortization	27,196	29,455	55,836	52,405
Change in operating assets and liabilities, net	(91,236)	6,635	(65,878)	43,682

Net cash provided by operating activities	100,716	177,051	276,557	351,260
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(20,839)	(17,647)	(36,831)	(35,358)
Investment in unaffiliated company	—	—	(3,215)	(7,000)
Payments for intellectual property licenses	—	(5,000)	—	(5,000)
Net change in investments	331,382	(174,156)	1,246,428	(246,494)

Net cash provided by (used in) investing activities	310,543	(196,803)	1,206,382	(293,852)
Cash flows from financing activities:
Net change in debt	(99,855)	44,948	(849,774)	84,936
Proceeds from stock plans	10,558	19,923	34,845	58,182
Purchases of treasury shares	(270,774)	(76,661)	(553,144)	(165,834)
Other cash flow from financing activities, net	(4,095)	1,868	(2,158)	430

Net cash used in financing activities	(364,166)	(9,922)	(1,370,231)	(22,286)
Effect of exchange rate changes on cash and cash equivalents	(21,411)	12,485	(12,823)	26,502

Increase in cash and cash equivalents	25,682	(17,189)	99,885	61,624
Cash and cash equivalents at beginning of period	716,522	584,444	642,319	505,631

Cash and cash equivalents at end of period	$742,204	$567,255	$742,204	$567,255

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities - GAAP	$100,716	$177,051	$276,557	$351,260
Adjustments:
Additions to property, plant, equipment and software capitalization	(20,839)	(17,647)	(36,831)	(35,358)
Tax reform payments	46,700	—	46,700	—
Litigation settlement payment	15,400	—	15,400	—
Major facility renovations	1,801	—	1,801	—

Free Cash Flow - Adjusted Non-GAAP	$143,778	$159,404	$303,627	$315,902

(a)	The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

(In thousands, except per share data)

	Three Months Ended September 29, 2018			Twelve Months Ended December 31, 2018
	Range			Range
Projected Sales
Projected constant currency sales growth rate	4%	-	6%	4%	-	6%
Projected currency impact	(2%)	-	(1%)	0%	-	1%

Projected sales growth rate as reported	2%	-	5%	4%	-	7%

Projected Earnings Per Diluted Share	Range			Range
Projected GAAP earnings per diluted share	$1.81	-	$1.91	$7.81	-	$7.96
Adjustments:
Purchased intangibles amortization	$0.02	-	$0.02	$0.07	-	$0.07
Restructuring costs and certain other items	$—	-	$—	$0.02	-	$0.02
Pension termination	$0.01	-	$0.01	$0.04	-	$0.04
Litigation provision	$—	-	$—	$(0.02)	-	$(0.02)
Stock award modification	$—	-	$—	$0.01	-	$0.01
Tax reform	$—	-	$—	$0.05	-	$0.05
Certain income tax items	$0.01	-	$0.01	$0.07	-	$0.07

Projected adjusted non-GAAP earnings per diluted share	$1.85	-	$1.95	$8.05	-	$8.20

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency as well as an assessment of market conditions as of today and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.